Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines to Hold Live Webcast of
Fourth-Quarter and Full-Year 2019 Financial Results

CHICAGO, January 7, 2020 – United Airlines will hold a conference call to discuss fourth-quarter and full-year 2019 financial results on Wednesday, January 22, at 9:30 a.m. CT/10:30 a.m. ET. A live, listen-only webcast of the conference call will be available at ir.united.com. The company will issue its fourth-quarter and full-year 2019 financial results and first-quarter 2020 investor update after market close on Tuesday, January 21.

The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

Notable Special Charges
For fourth quarter 2019, the company expects to record a special non-cash impairment charge of $90 million associated with its Hong Kong routes. The company conducted its annual impairment review of intangible assets in the fourth quarter of 2019, which consisted of a comparison of the book value of specific assets to the fair value of those assets calculated using the discounted cash flow method. Due to a decrease in demand for the Hong Kong market and the resulting decrease in unit revenue, the company determined that the value of its Hong Kong routes had been fully impaired. Notwithstanding such impairments, the collateral pledged under the company's term loan continues to be sufficient to satisfy the loan covenants.

About United
United's shared purpose is "Connecting People. Uniting the World." We are more focused than ever on our commitment to customers through a series of innovations and improvements designed to help build a great experience: Every customer. Every flight. Every day. Together, United and United Express operate approximately 4,900 flights a day to 362 airports across six continents. In 2019, United and United Express operated more than 1.7 million flights carrying more than 162 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York / Newark, San Francisco and Washington, D.C. United operates 791 mainline aircraft and the airline's United Express partners operate 579 regional aircraft. United is a founding member of Star Alliance, which provides service to 195 countries via 26 member airlines. For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Airlines Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to execute our strategic operating plan, including our growth, revenue-generating and cost-control initiatives; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; our capacity decisions and the capacity decisions of our competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in our supply of aircraft fuel; our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; the effects of any technology failures or cybersecurity breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline; our ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in our fleet; disruptions to our regional network; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of our investments in other airlines, including in other parts of the world; industry consolidation or changes in airline alliances; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; disruptions in the availability of aircraft, parts or support from our suppliers; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; labor costs; an outbreak of a disease that affects travel demand or travel behavior; the impact of any management changes; extended interruptions or disruptions in service at major airports where we operate; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to comply with the terms of our various financing arrangements; our ability to realize the full value of our intangible assets and long-lived assets; and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.